CACI International Inc

October 12, 2000

Dear Stockholder:

I cordially invite you to attend your Company's 2000 Annual Meeting of Stockholders on November 14, 2000, at 9:30 a.m., Eastern Standard Time. The meeting will be held at the Crystal City Marriott Hotel, 1999 Jefferson Davis Highway, Arlington, Virginia, 22202.

Matters to be considered and acted on at the meeting include the election of directors, the approval of an amendment to the Company's 1996 Stock Incentive Plan, and the ratification of the appointment of independent auditors. Detailed information concerning these matters is set forth in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

As a stockholder, your vote is important. I encourage you to execute and return your proxy promptly whether or not you plan to attend so that we may have as many shares as possible represented at the meeting. Returning your completed proxy will not prevent you from voting in person at the meeting if you wish to do so.

Thank you for your cooperation and continued support and interest in CACI International Inc.

Sincerely,

J.P. London Chairman of the Board, President and Chief Executive Officer

IMPORTANT: Even if you plan to attend the meeting, please complete, sign, date, and return promptly the enclosed proxy in the envelope provided to ensure that your vote will be counted. You may vote in person if you so desire, even if you previously have sent in your proxy. Please note that if you execute multiple proxies, the last proxy you execute revokes all previous ones.

If your shares are held in the name of a bank, brokerage firm or other nominee, please contact the party responsible for your account and direct him or her to vote your shares on the enclosed card.

CACI International Inc
1100 North Glebe Road
Arlington, Virginia 22201

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held November 14, 2000

Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of CACI International Inc (the "Company") will be held on Tuesday, November 14, 2000, at 9:30 a.m., Eastern Standard Time, at the Crystal City Marriott Hotel, 1999 Jefferson Davis Highway, Arlington, Virginia, 22202, for the following purposes:

1.	To elect the Company's Board of Directors.

2.	To approve an amendment to the Company's 1996 Stock Incentive Plan.

3.	To ratify the appointment of Deloitte & Touche LLP as the Company's auditors for the current fiscal year.

4.	To transact such other business as may otherwise properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on September 20, 2000, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

A list of the stockholders entitled to vote at the Annual Meeting will be made available during regular business hours at the Crystal City Marriott Hotel, 1999 Jefferson Davis Highway, Arlington, Virginia, 22202, from October 30, 2000 through November 14, 2000, for inspection by any stockholder for any purpose germane to the meeting.

By Order of the Board of Directors

Jeffrey P. Elefante (Secretary)

Arlington, Virginia
Dated: October 12, 2000

IMPORTANT: Even if you plan to attend the meeting, please complete, sign, date, and return promptly the enclosed proxy in the envelope provided to ensure that your vote will be counted. You may vote in person if you so desire, even if you previously have sent in your proxy. Please note that if you execute multiple proxies, the last proxy you execute revokes all previous ones.

If your shares are held in the name of a bank, brokerage firm or other nominee, please contact the party responsible for your account and direct him or her to vote your shares on the enclosed card.

CACI International Inc
1100 North Glebe Road
Arlington, Virginia 22201

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of CACI International Inc (the "Company") to be used at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on November 14, 2000. This Proxy Statement is being mailed on or about October 12, 2000. The presence of a stockholder at the Annual Meeting or any adjournment thereof will not automatically revoke such stockholder's proxy. However, any stockholder furnishing a proxy has the power to revoke it by furnishing written notice to the Secretary of the Company, by delivering to the Company a proxy bearing a later date, or by voting in person at the Annual Meeting. A proxy card is enclosed for your use in connection with the Annual Meeting. The shares represented by each properly signed and returned proxy will be voted in accordance with the instructions marked thereon or, in the absence of instructions, the proxy will be voted:

FOR the Board of Directors' nominees for election to the Company's Board of Directors; FOR the approval of an amendment to the Company's 1996 Stock Incentive Plan; and FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditors.

The Board does not expect that any matters other than those set forth in the Notice of the Annual Meeting will be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by all properly executed proxies on such matters in accordance with their judgment.

The close of business on September 20, 2000 has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting. At the close of business on September 20, 2000, the Company had 11,292,498 shares of Common Stock outstanding.

ELECTION OF DIRECTORS

Eleven (11) Directors are to be elected to hold office until the next Annual Meeting or until their respective successors are elected. If a quorum is present, the affirmative vote of the holders of a majority of the shares of stock entitled to vote and present in person, or represented by proxy, at the Annual Meeting will be required to elect each of the nominees.

Unless authority is withheld or a vote is abstained on the proxy card, the persons named in the accompanying proxy will vote the shares of Common Stock represented by the proxy FOR the election of the nominees listed below. Consistent with the Company's Charter and pursuant to corporation law of the State of Delaware, the total votes received, including abstentions, will be counted for purposes of determining a quorum. Broker non-votes will be counted towards determining a quorum but will not be counted as voting for any candidate. All eleven of the nominees are currently members of the Board of Directors (the "Board").(1) The Company has no reason to believe that any of the nominees will be unable or unwilling to serve. In the event that any nominee is not available or should decline to serve, the persons named in the proxy will vote for the others and will vote for such other person(s) as they, in their discretion, may decide.

(1)	Consistent with the Company's By-laws, the Board elected Peter A. Derow as the successor to Larry L. Pfirman, who resigned from the Board on June 14, 2000.

NOMINEES

Listed below are the nominees for Director, with information showing the age of each, the year each was first elected as a Director of the Company, and the business affiliation of each. Ten of the eleven nominees are outside Directors.

Outside Directors

Richard L. Armitage, 55. Director of the Company since 1999.
Ambassador Armitage brings to the Company's Board his varied experience in serving on the boards of large companies and policy-oriented organizations, and his experience in conducting complex transactions. Ambassador Armitage also brings insights into the Department of Defense, and the policy and process associated with budget and program development. President of Armitage Associates L.C., 1993-present. Ambassador, U.S. Department of State, 1992-1993. Diplomat, U.S. Department of State, 1989-1992. Assistant Secretary of Defense for International Security Affairs, 1983-1989. Deputy Assistant Secretary of Defense for East Asia and Pacific Affairs, Office of the Secretary of Defense, 1981-1983. Senior Advisor to the Interim Foreign Policy Advisory Board, Ronald Reagan presidential campaign, 1980. Administrative Assistant to Senator Robert Dole, 1978. Board Member: Roy F. Weston, Inc., U.S.-Azerbaijan Chamber of Commerce. Member of the Advisory Board of ManTech International Corporation, and of the Secretary of Defense's Defense Policy Board. Past Board Member of General Dynamics Electric Systems, Inc.

Peter A. Derow, 60. Director of the Company since August 29, 2000, by Board election.
Mr. Derow brings to the Company's Board his experience as a senior level executive of several leading media companies, and his experience in serving on the boards of many companies, including Internet companies that serve the global online professional information technology, energy, finance and design engineering markets. President and Chief Executive Officer, Institutional Investor, Inc., 1988-1997. Present Corporate Director: Earthweb, Inc., Global Decisions Group, LLC, 101 Communications, LLC, GlobalSpec.com, Netscan iPublishing, Inc.

Richard L. Leatherwood, 61. Director of the Company since 1996.
Mr. Leatherwood brings to the Company's Board senior level executive experience with publicly held corporations. Mr. Leatherwood's experience includes business unit management for a Fortune 500 transportation company. Corporate Director, Dominion Resources, Inc., 1994-present. Corporate Director, Dominion Energy, 1994-January 2000. President and Chief Executive Officer, CSX Equipment Group, 1986-1991. Vice Chairman, Chessie System Railroads and Seaboard System Railroad, 1985. President and Chief Executive Officer, Texas Gas Resources Group, 1983-1985.

Dr. Warren R. Phillips, 59. Director of the Company since 1974.
In addition to his experience as a senior level technology executive, Dr. Phillips brings to the Company's Board considerable expertise in the areas of information technology consulting and the provision of computer services. The Company's Board also benefits from Dr. Phillips' familiarity with the U.S. intelligence community and his understanding of international business issues. Executive Vice Chairman, Chief Executive Officer and Secretary/Treasurer, Maryland and Moscow, Inc. (formerly, Soviet American Venture Initiatives (US-USSR)), 1993-present; Chief Executive Officer, International Initiative, Inc., 1996-present. Professor, Assistant Vice President for Administration and Computer Services, and Chief Academic Officer, University of Maryland, 1974-present. Chairman of the Board of USA Welcome.com, 1999-present. Board member of AMBO, 1999-present. Consulting in National Defense, Political Science, Information Systems, Foreign Affairs, International Relations, Simulation and Crisis Management, Quantitative Analysis: Department of State, Department of Defense, Department of Energy, Arms Control and Disarmament Agency, Maryland State Legislature, USAID, IBM, Ford Foundation, Brown & Root, Inc., Bendix Corporation, RAND Corporation, Arthur Young. Ph.D., University of Hawaii-Political Science.

Charles P. Revoile, 66. Director of the Company since 1993.
As an attorney and former senior level executive, Mr. Revoile brings to the Company's Board his vast experience in the governance of publicly held corporations and in contracting with the Federal Government. In addition, the Company's Board values Mr. Revoile's perspective as an active, private investor. Private investor. Legal and business consultant, 1992-present. Senior Vice President, General Counsel and Secretary, CACI International Inc, 1985-1992 (retired 1992). Vice President and General Counsel, Stanwick Corporation, 1971-1985.

William B. Snyder, 71. Director of the Company since 1996.
Mr. Snyder brings to the Company's Board his experience as a senior level executive of a Fortune 500 insurance company, his understanding of investor organizations, and his knowledge of financial institutions. General Partner of Merastar Partners Limited Partnership, 1993-present. Chairman and Chief Executive Officer, GEICO Corporation, 1985-1993. Board member of Doctors' Preferred Inc. (formerly Phillips Publishers, Inc.), 1994-present. Member of Advisory Boards of Riggs Bank, N.A. and Washington Mutual Investors Fund.

Richard P. Sullivan, 67. Director of the Company since 1996.
Mr. Sullivan brings to the Company's Board his experience as a former senior level executive of a Fortune 500 company, his expertise in mergers and acquisitions, and his background in investment banking. The Company's Board also benefits from Mr. Sullivan's insights as a seasoned executive with company directorships in diverse industries. President and Chief Executive Officer, Cargill Detroit Corporation, 1997-present. Chairman and Chief Executive Officer, The J.L. Wickham Co., Inc., 1992-1997. Vice Chairman, Ferris Baker Watts, Incorporated, Chief Executive Officer, Baker, Watts & Co., Inc., 1987-1993. Past and present Corporate Director: Equitable Bancorporation, Monumental Corporation, Noxell Corporation, PRC, PharmaKinetics Labs, Inc., National Association of Manufacturers. Board member: The United Way of Central Maryland, Central Maryland YMCA, The Johns Hopkins University, 1979-1991, Towson University School of Business and Economics.

John M. Toups, 74. Director of the Company since 1993.
Mr. Toups brings to the Company's Board his experience as a senior level executive of a major information technology contractor, banking knowledge, and company directorships in diverse industries, including a Fortune 500 corporation. Outside Director, Halifax Corporation, NVR, Inc., Thermatrix Inc. and GTSI. President and Chief Executive Officer, PRC, Inc., 1978-1982. Chairman, President and Chief Executive Officer, PRC, Inc., 1982-1985. Chairman and Chief Executive Officer, PRC, Inc., 1985-1987. Member of INOVA Health System Board of Trustees. Director and past Chairman, Professional Services Council Board of Directors. Past Director: PRC, Inc., Emhart Corporation, Washington Bancorp, Washington Gas Light Company, and Guest Services.

Vincent L. Salvatori, 68. Director of the Company since 1998.
Strengths that Mr. Salvatori brings to the Company's Board include experience as a senior level executive of a public corporation in the information technology industry operating in the Federal Government market, expertise in business planning, the U. S. intelligence community, and research and engineering. Chairman of the Board of Dynamic Engineering, Inc., 1992-1999. Director, Association of Corporate Growth, Washington Chapter, 1987-1999. Chairman of the Board, QuesTech, Inc., 1992-1998. President and Chief Executive Officer, QuesTech, Inc., 1988-1992; Executive Vice President, Planning and Technology, QuesTech, Inc., 1984-1988. Vice President, Quest Research, Inc., 1968-1984; Founder of Quest Research, 1968.

Dr. Glenn Ricart, 51. Director of the Company since 1998.
Dr. Ricart brings to the Company's Board a technologist's understanding of the information technology and telecommunications industries, knowledge of the Department of Defense, his experience as a senior level executive of a publicly held corporation, and experience as a co-founder of an Internet network-based startup company. Executive Vice President and Chief Technology Officer, CenterBeam, Inc., 1999-present. Outside Director, First USA Financial Services, Inc., 1998-present. Senior Vice President and Chief Technology Officer, Novell, Inc., 1995-1999. Outside Director, SCO, Inc., 1998-1999. Program Manager, Defense Advanced Research Projects Agency, 1994-1995. Director, Computer Science Center, University of Maryland and other senior posts, 1982-1994. Founder, SURAnet, 1983-1994. Past Board Member: EDUCOM, National Association of State Universities and Land Grant Colleges, BITNET, Seminars on Academic Computing.

Management Director

Dr. J.P. London, 63. Chairman of the Board, President and Chief Executive Officer.
Under Dr. London's leadership, the Company has grown to become an international pacesetter in information technology markets throughout North America and Western Europe. Dr. London developed the Company's business in advanced information systems, systems engineering and logistics sciences. He also engineered the Company's revenue and profit turnaround in 1984-1985. In 1990, he created the Company's "New Era" strategic vision to transform the Company into an information technology-focused organization for broader opportunities in rapidly changing markets. In fiscal year 1995, the Company achieved Dr. London's New Era objectives and set Company records for revenue and profit. Now, in the new millennium, Dr. London has transformed the Company into an infotech solutions provider with distinctions across the technology spectrum, from information security to intelligence community and telecommunications services. Elected Chairman, April 1990. Director of the Company since 1981. Joined CACI in 1972. Developed CACI's extensive work in advanced information systems, systems engineering and logistics sciences. Vice President 1975, Senior Vice President 1977, Executive Vice President 1979, Operating Division President 1982, President and Chief Executive Officer, 1984. Board of Directors and Executive Committee, Armed Services Communications and Electronics Association. Formerly, Senior Advisory Board, Northern Virginia Technology Council; Board of Advisors, the George Washington University School of Business and Public Management; Board of Advisors, Marymount University. KPMG High Tech Entrepreneur Award 1995. Distinguished Alumni Award, George Washington University 1996. B.S., U.S. Naval Academy, Engineering; M.S., U.S. Naval Postgraduate School, Operations Research. Doctorate, George Washington University, Business Administration, conferred "with distinction".

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

The Company's Board held eleven (11) meetings during the fiscal year ended June 30, 2000. Each Director, while acting as Director, attended at least seventy-five percent (75%) of the total number of meetings held by the Board and committees of the Board on which he served.

The Board had a Compensation Committee, an Executive Committee, and an Audit Committee during fiscal year 2000.

During fiscal year 2000, the Compensation Committee consisted of Directors Leatherwood, Pfirman, Revoile, Salvatori, Snyder, Sullivan, and Toups.(1) Director Revoile served as the Committee Chairman. The Compensation Committee administers the Company's 1996 Stock Incentive Plan, determines the benefits to be granted to key employees thereunder, is responsible for determining and making recommendations to the Board regarding compensation to be paid to Executive Officers of the Company, and maintains oversight of the Company's Affirmative Action Plans. The Compensation Committee met four times during fiscal year 2000. A report of the Compensation Committee regarding executive compensation appears below in this Proxy Statement.

(1)	Larry L. Pfirman served on the Compensation Committee until his resignation from the Board on June 14, 2000.

During fiscal year 2000, the Executive Committee was composed of Directors London, Pfirman, Phillips, Snyder, Sullivan and Toups. (2) Director London served as the Committee's Chairman. The Executive Committee is responsible for providing Board input and authorization necessary in the interim between full Board meetings, and for identifying those items which merit consideration or action by the entire Board. The Executive Committee met once during fiscal year 2000.

(2)	Director Pfirman served on the Executive Committee until his resignation from the Board on June 14, 2000.

During fiscal year 2000, the Audit Committee consisted of Directors Armitage, Leatherwood, Phillips, Revoile, Ricart and Snyder. Director Phillips served as the Committee Chairman. The Audit Committee is responsible for overseeing and reviewing the Company's financial information that will be provided to stockholders and others, the system of internal controls established by management and the Board, and the annual audit conducted by the independent accountants. The Audit Committee met four times during fiscal year 2000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table provides information as of August 31, 2000, with respect to beneficial ownership of the Company's Common Stock held by each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock.

Beneficial Owner	Amount of Beneficial Ownership of Common Stock		Percent of Common Stock (1)

Dr. J. P. London 1100 North Glebe Road Arlington, Virginia 22201	880,514	(2)	7.80%

Neuberger Berman, LLC 605 Third Avenue New York, New York 10158	874,551	(3)	7.74%

(1)	Based on 11,292,498 shares of Common Stock outstanding as of the September 20, 2000 record date.

(2)	Included in this table for Dr. London are options that are currently exercisable for 25,000 shares of Common Stock and 25,000 shares that are exercisable as of September 1, 2000. 21,569 of the shares included in this table are indirectly owned by Dr. London.

(3)
Neuberger Berman, LLC ("Neuberger") is a registered investment advisor. In its capacity as investment advisor, Neuberger may have discretionary authority to dispose of or to vote shares that are under its management. As a result, Neuberger may be deemed to have beneficial ownership of such shares. Neuberger does not, however, have any economic interest in the shares. The clients are the actual owners of the shares and have the sole right to receive and the power to direct the receipt of dividends from or proceeds from the sale of such shares. Neuberger Berman Inc. is the parent holding company and owns 100% of Neuberger Berman, LLC and Neuberger Berman Management, Inc. As of August 31, 2000, of the shares set forth above, Neuberger had shared dispositive power with respect to 874,551 shares, sole voting power with respect to 378,351 shares and shared voting power on 496,200 shares. With regard to the shared voting power, Neuberger Berman Management, Inc. and Neuberger Berman Funds are deemed to be beneficial owners for purpose of Rule 13(d) since they have shared power to make decisions whether to retain or dispose of the securities. Neuberger is the sub-advisor to the above referenced Funds. The above mentioned shares are also included with the shared power to dispose calculation.

The following table provides information as of August 31, 2000, with respect to beneficial ownership for each Executive Officer, each present Director, each Director Nominee, and for all Executive Officers and Directors of the Company as a group.

Name of Beneficial Owner and Position	Amount of Beneficial Ownership of Common Stock (1)		Percent of Common Stock (2)

Dr. J.P. London Chairman, President, CEO and Nominee	880,514	(3)	7.80%

L. Kenneth Johnson President, CACI, Inc.	76,500	(4)	0.68%

Stephen L. Waechter Executive Officer	36,000	(5)	0.32%

Gregory R. Bradford Executive Officer	119,922	(6)	1.06%

Jeffrey P. Elefante Executive Officer	40,000	(7)	0.35%

Richard L. Leatherwood Director and Nominee	8,500	(8)	* (9)

Dr. Warren R. Phillips Director and Nominee	14,000	(10)	0.12%

Charles P. Revoile Director and Nominee	27,300	(11)	0.24%

William B. Snyder Director and Nominee	20,000		0.18%

Richard P. Sullivan Director and Nominee	2,000		*

John M. Toups Director and Nominee	3,000		*

Vincent L. Salvatori Director and Nominee	500		*

Dr. Glenn Ricart Director and Nominee	1,000		*

Richard L. Armitage Director and Nominee	175		*

Peter A. Derow Director and Nominee	5,000		*

All Executive Officers and Directors as a Group (15 in number)	1,234,411		10.93%

(1)	All options exercisable currently or within the next six months are treated as exercised for shares of Common Stock.

(2)	Based on 11,292,498 shares of Common Stock outstanding as of the September 20, 2000 record date.

(3)
Includes 25,000 shares currently exercisable, and 25,000 shares issuable upon the exercise of options which are exercisable within the next 30 days. 21,569 of the shares included in this table are indirectly owned by Dr. London.

(4)	Includes 75,000 shares currently exercisable.

(5)	Includes 15,000 shares currently exercisable, and 20,000 shares issuable upon the exercise of options which are exercisable within the next 6 months.

(6)	Includes 58,000 shares issuable upon the exercise of options which are currently exercisable.

(7)	All 40,000 shares issuable upon the exercise of options which are currently exercisable.

(8)	Includes 2,000 shares owned by Mr. Leatherwood's wife.

(9)	The asterisk (*) denotes that the individual holds less than one tenth of one percent (0.1%) of outstanding Common Stock.

(10)	All 14,000 shares issuable upon the exercise of options, which are currently exercisable.

(11)	All 27,300 shares issuable upon the exercise of options, which are currently exercisable.

Section 16(a) Reporting

Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's Officers and Directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Such Officers, Directors and stockholders are required by SEC regulations to furnish the Company with copies of all such reports that they file.

Based solely on a review of copies of reports filed with the SEC and of written representations by certain Officers and Directors, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.

EXECUTIVE OFFICERS

As of June 30, 2000 the Executive Officers of the Company were Dr. J.P. London, Chairman of the Board, President and Chief Executive Officer, and the following four persons indicated in the table below. (1)

Name, Age	Positions and Offices With the Company	Principal Occupations, Past Five Years

L. Kenneth Johnson, 53	President, CACI, Inc.
President, CACI, Inc. since 1999. Consultant, Federal Sources, Inc., 1998-1999. President and Chief Executive Officer, Tracor Enterprise Solutions, 1996-1997. Senior Vice President, Cordant, Inc., 1995-1996.

Stephen L. Waechter, 50	Executive Vice President, Chief Financial Officer, Treasurer & Director of Business Services
Executive Vice President ("EVP"), Chief Financial Officer ("CFO"), Treasurer & Director of Business Services for the Company since 1999. EVP, CFO, Treasurer, GTSI, 1997-1999. Senior Vice President, CFO, Treasurer, The Vincam Group, Inc., 1996-1997. Senior Vice President, CFO, Treasurer, Applied Bioscience Int'l Inc., 1993-1996. Vice President Finance, General Electric, 1974-1993.

Gregory R. Bradford, 51	Managing Director, CACI Limited, and President, Marketing Systems Group
Managing Director, CACI Limited since 1985; President of the Company's Marketing Systems Group since 1994; Executive Vice President, 1987-1993; Senior Vice President, 1986-1987; Vice President, 1983-1986; European Legal Counsel, 1983-1985; Director of Contracts, 1979-1983.

Jeffrey P. Elefante, 54	Executive Vice President, General Counsel, Secretary, and Director of Contract and Administrative Services
Executive Vice President of the Company since 1996; General Counsel, Secretary, and Director of Contract Services of the Company since 1992; Director of Administrative Services of the Company since 1998; Senior Vice President, 1992-1996.

(1)	Ronald R. Ross, former President and Chief Operating Officer ("COO"), terminated his employment with the Company effective October 2, 1999. Joseph J. Lenz, former President, CACI Products Company, terminated his employment with the Company effective December 15, 1999, which was the closing date of the Company's sale of its COMNET products business to Compuware Corporation.

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

Compensation of Directors

During fiscal year 2000, each Director not employed by the Company or any of its subsidiaries was compensated according to the following arrangements for his participation in meetings of the full Board and the Committee(s) of which he was a member:

·
Full Board: Twenty Three Thousand Dollar ($23,000) annual retainer for up to six (6) meetings per year.(1) Any additional in-person meetings of any length, One Thousand Dollars ($1,000). Additional phone meetings of any length, Five Hundred Dollars ($500).

·
Audit Committee: Five Thousand Dollars ($5,000) for up to four (4) meetings per year. Any additional in-person meetings of any length, One Thousand Dollars ($1,000) per meeting. Additional phone meetings of any length, Five Hundred Dollars ($500) per meeting. The Chairman of this Committee receives an additional Three Thousand Dollars ($3,000).

·
Compensation Committee: Five Thousand Dollars ($5,000) for up to four (4) meetings per year. Any additional in-person meetings of any length, One Thousand Dollars ($1,000) per meeting. Additional phone meetings of any length, Five Hundred Dollars ($500) per meeting. The Chairman of this Committee receives an additional Four Thousand Dollars ($4,000).

·
Executive Committee: Five Thousand Dollars ($5,000) for up to four (4) meetings per year. Any additional in-person meetings of any length, One Thousand Dollars ($1,000) per meeting. Additional phone meetings of any length, Five Hundred Dollars ($500) per meeting. Dr. London serves as the Chairman of this Committee and does not receive any compensation for this position.

(1)	Outside Director retainer compensation was $21,750 per year, for up to six meeting per year, until it was increased in the fourth quarter of calendar year 1999.

In addition, Directors London, Armitage, Phillips, Ricart and Salvatori were members of the Company's Technology Advisory Panel. Compensation for participation on the Panel was a Five Thousand Dollar ($5,000) annual retainer for up to four (4) meetings per year, One Thousand Dollars ($1,000) per meeting, and Five Hundred Dollars ($500) per additional phone meeting of any length. Dr. London serves as the Chairman of this Panel and does not receive any compensation for this position.

Dr. London received no separate compensation for his services as Director. Directors other than Dr. London were reimbursed for expenses associated with attending meetings of the Board and its committees.

During fiscal year 2001, Directors who are not employed by the Company or any of its subsidiaries will be compensated on the same basis as those arrangements described above. Additionally, beginning in fiscal year 2000 at each election to the Board, each Director will receive an automatic grant of two thousand (2,000) stock options made at the closing price of the stock on the date of grant for a fixed term of five (5) years. Directors may also elect to receive stock in lieu of fees, with such election to be made prior to the commencement of the effective calendar year, at a price equal to the average price of the stock during the ten (10) days immediately preceding any payment subject to such election.

Compensation of Executive Officers

The following table summarizes the compensation of the named executive officers for the fiscal year ended June 30, 2000, compared with the two previous fiscal years. Annual compensation includes amounts awarded to, earned by or paid to Dr. London, the Company's Chairman of the Board, President and Chief Executive Officer, and the six other named executive officers, including amounts deferred at an executive officer's election.

Summary of Executive Officer Compensation

									Long Term Compensation

Annual Compensation									Awards		Payouts

(a)	(b)		(c)		(d)		(e)		(f)	(g)	(h)	(i)
Name and Principal Position	Fiscal Year		Salary $		Bonus $		Other Annual Compen- sation $		Restricted Stock Award $	Options #	LTIP Payouts $ (1)	All Other Compen- sation $ (2)

J. P. London Chairman of the Board, President and CEO	2000		$350,000		$752,989		-		-	35,000	N/A	$131,253
	1999		300,000		622,246	(3)	-		-	100,000	N/A	93,935
	1998		225,000		335,178		-		-	-	N/A	93,122

L. K. Johnson President, CACI, Inc.	2000		$231,079		$365,932		-		-	335,000	N/A	$45,571
	1999	(4)	-		-		-		-	-	N/A	-
	1998	(4)	-		-		-		-	-	N/A	-

R. R. Ross Former President and COO	2000		$62,500	(5)	-		$187,600		-	-	N/A	$8,550
	1999		250,000		$175,969		-			45,000	N/A	42,263
	1998		188,817		209.004		-			300,000	N/A	23,605

S. L. Waechter EVP, CFO and Treasurer	2000		$225,000		$523,299		-		-	25,000	N/A	$39,655
	1999	(7)	51,669		-		-		-	80,000	N/A	3,232
	1998	(8)	-		-		-		-	-	N/A	-

G. R. Bradford Managing Director of CACI Limited	2000		$183,957	(9)	$253,987		$50,986	(10)	-	38,000	N/A	$58,462
	1999		179,046	(9)	298,810		46,355	(10)	-	35,000	N/A	41,707
	1998		179,354	(9)	301,180		43,707	(10)	-	20,000	N/A	52,980

J. P. Elefante EVP, General Counsel, Secretary and Director of Contract and Admin. Services	2000		$180,000		$134,950		-		-	10,000	N/A	$38,338
	1999		149,432		117,141		-		-	15,000	N/A	28,650
	1998		125,000		132,141		-		-		N/A	31,980

J. J. Lenz Former President, CACI Products Company	2000	(11)	$62,333		$370,000		-		-	35,000	N/A	$29,031
	1999		134,500		16,000		-		-		N/A	36,488
	1998		100,000		47,264		-		-		N/A	34,784

(1)	"LTIP" stands for Long-Term Incentive Plan. The Company does not provide a LTIP.

(2)
All other compensation includes vacation earned for the fiscal year, amounts contributed under the Company's qualified and non-qualified pension plans, and amounts paid by the Company for leased or owned automobiles. Vacation has been modified for fiscal years 1999 and 1998, where it was previously reported as earned net of taken, resulting in all other compensation amounts different than those reported in previous years' proxy statements.

(3)
Dr. London's fiscal year 1999 amount was incorrectly reported in the 1999 proxy statement. The amount provided in the table on page 11 of that proxy statement reflected compensation actually paid to Dr. London rather than all amounts earned for the fiscal year.

(4)	Mr. Johnson was not employed by the Company until August 30, 1999. Therefore, there are no compensation figures provided for fiscal years 1999 and 1998.

(5)	Mr. Ross was paid salary until he terminated his employment with the Company effective October 2, 1999.

(6)
Mr. Ross was paid consultant fees in the amount of $20,833.33 per month, effective October 2, 1999, in accordance with the terms of Mr. Ross' Consulting and Separation Agreement dated August 10, 1999. The period of consulting under the agreement is twelve (12) months after the date of Mr. Ross' separation from the Company.

(7)	Mr. Waechter was not employed by the Company until April 12, 1999. Therefore, compensation in fiscal year 1999 reflects partial-year employment.

(8)	Mr. Waechter was not employed by the Company until April 12, 1999. Therefore, there are no compensation figures provided for fiscal year 1998.

(9)
Mr. Bradford's compensation is paid partly in British pounds sterling and is reported in this table in U.S. dollars at the average exchange rate in effect during the fiscal year. This currency conversion of pounds sterling to U.S. dollars causes Mr. Bradford's reported salary to fluctuate from year to year.

(10)	Reimbursement was paid to Mr. Bradford (a U.S. citizen) for tuition costs for Mr. Bradford's children while residing in the United Kingdom.

(11)
Mr. Lenz terminated his employment with the Company effective December 15, 1999, which was the closing date of the Company's sale of its COMNET products business to Compuware Corporation. Therefore, compensation in fiscal year 2000 reflects partial-year employment. The bonus component of Mr. Lenz's compensation is described in the "Transactions With Management And Others" section of this Proxy Statement.

Stock Options

The table below contains information relating to stock options granted to the Executive Officers named above.

Option Grants During Fiscal Year 2000

Individual Grants						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (column (e))

(a)	(b)		(c)	(d)	(e)	(f)	(g)
Name	Options Granted (#) (1)		% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh) (2)	Expiration Date	5% ($) (3)	10% ($) (3)

J. P. London	35,000		5.9%	$20.00	6/16/10	$440,206	$1,115,620

L. K. Johnson	300,000		51.0%	$22.00	8/31/09	$4,150,703	$10,518,698
	35,000		5.9%	$20.00	6/16/10	$440.206	$1,115,620

R.R. Ross	0		-	-	-	-	-

S. L. Waechter	25,000		4.2%	$20.00	6/16/10	$355,170	$796,871

G.R. Bradford	38,000	(4)	6.4%	$25.44	1/26/06	$267,087	$590,192

J. P. Elefante	10,000		1.7%	$20.00	6/16/10	$125,779	$318,748

J. J. Lenz	0		-	-	-	-	-

(1)
Option grants were permitted under the Company's 1996 Stock Incentive Plan (the "1996 Plan"). Specific grants are determined by the Compensation Committee of the Board, subject to the annual limitations permitted under Section 422A of the Internal Revenue Code with respect to Incentive Stock Options. The shares granted are in the form of Non-Qualified Stock Options. The shares granted are typically exercisable over a three- to five-year period. The grants are exercisable for a period of ten years, so long as the Grantee remains an employee of the Company. The options will lapse if the Grantee leaves the Company before the exercise date, if the Grantee fails to exercise the options within 60 days of leaving the Company after the exercise date, or if the Grantee fails to exercise the options prior to the expiration date.

(2)	The exercise price of options granted under the 1996 Plan is equal to the closing price of the stock on the date of grant.

(3)
The potential realizable value of the options assumes option exercise ten (10) years from the date of grant (or in the case of Mr. Bradford's "reload" options, 6 years) and is calculated based upon the assumption that the market price of the underlying shares increases over the ten-year period at the assumed annual rates, compounded annually. The assumed annual rates in this column are suggested by the Securities and Exchange Commission. The actual pre-tax value, if any, that an executive may realize will depend on the excess of the stock price over the grant price on the date the option is exercised, so that there is no assurance the value realized by an individual will be at or near the value estimated in this column.

(4)
Upon the exercise of 85,000 shares on January 25, 2000, Mr. Bradford applied for, and was awarded, 38,000 "reload" options under the terms of the Executive Stock Option Restoration Program. The exercise price of the reloaded option was the closing price on the date of grant. The option term is six (6) years (as opposed to 10 years for a new grant).

Aggregated Option Exercises in Fiscal Year 2000, and Fiscal Year-End Option Values

(a)	(b)	(c)	(d)			(e)
Name	Shares Acquired On Exercise (#)	Value Realized ($) (1)	Number of Unexercised Options at June 30, 2000(#)			Value of Unexercised In-the-Money Options at June 30, 2000($)
			Exercisable		Unexercisable	Exercisable	Unexercisable (2)

J. P. London (3)	198,500	$3,703,193	25,000		110,000	$102,250	$306,750

L.K. Johnson	0	$0	0		335,000	$0	$0

R. R. Ross (4)	150,000	$412,500	0		0	$0	$0

S. L. Waechter	0	$0	15,000		90,000	$43,305	$187,655

G. R. Bradford (3)	85,000	$1,777,343	48,000	(6)	45,000	$7,500	$33,750

J.P. Elefante	0	$0	35,000		30,000	$432,112	$14,100

J. J. Lenz (5)	9,900	$89,410	0		0	$0	$0

(1)	Market value of underlying securities at exercise, minus the exercise price.

(2)
The value of unexercised in-the-money options is calculated by subtracting the exercise price from the market value of the Company's stock at fiscal year-end (which was $19.50 per share, based on the closing price of the Common Stock as reported on the NASDAQ National Market on June 30, 2000).

(3)	Dr. London and Mr. Bradford exercised stock options granted under the 1986 Employee Stock Option Incentive Plan that, unless exercised in the year 2000, would otherwise expire and be forfeited.

(4)
Mr. Ross forfeited 195,000 shares of unexercisable options upon his termination of employment with the Company on October 2, 1999. The grant price on 150,000 shares was $19.47 per share, and the grant price on 45,000 shares was $18.81 per share.

(5)	Mr. Lenz forfeited 35,000 shares of unexercisable options upon his termination of employment with the Company on December 15, 1999. The grant price on the shares was $18.81 per share.

(6)
Of the total shares that Mr. Bradford had that were unexercisable, 38,000 shares are "reload" options granted at $25.438 per share upon his exercise of 85,000 shares under the terms of the Executive Stock Option Restoration Program.

Employment Agreements

The Company has entered into agreements with certain executive officers for the purpose of providing those officers with a degree of security that will enhance the chances that they will remain with the Company, even when there is a planned or threatened change of control of the Company. Generally, the term of each agreement is one year with automatic one-year extensions each year thereafter. Each executive officer that is a party to one of these agreements may be terminated by the Company without payment of any kind in the event of death, disability or for cause as determined by the Board. In the event of termination for any other reason, the agreements provide that the Company will pay a severance payment equal to a number of months of the executive's base salary. In the event of a termination, or resignation for "good reason", within one year of the effective date of a change of control, as defined in the agreements, the agreements provide that the Company will pay a termination payment equal to a number of months of the executive's base salary. The agreements restrict each executive's rights to compete with the Company or to offer employment to Company employees following termination. Additional information about each of the agreements is provided below.

On August 17, 1995, the Company entered into an Employment Agreement with Dr. J.P. London, the Chairman of the Board, President and Chief Executive Officer of the Company. The agreement provides for a salary of not less than Two Hundred Thousand Dollars ($200,000) per year to be set by the Board, and participation in any bonus, incentive compensation, pension, profit-sharing, stock purchase and stock option plan as well as annuity or group insurance, medical and other benefit plan maintained by the Company for its employees. The agreement also provides that the Company will reimburse business expenses incurred in the performance of Dr. London's duties. Under the agreement, Dr. London's severance payment is equal to eighteen (18) months of his current base salary. In the event Dr. London is terminated within one (1) year following a change of control of the Company, Dr. London will receive a termination payment equal to thirty-six (36) months of his current base salary.

On September 1, 1999, the Company entered into a Severance Compensation Agreement with L. Kenneth Johnson, the President of CACI, Inc., the terms of which are generally consistent with the description set forth above. The severance payment is equal to twelve (12) months of Mr. Johnson's current base salary. In the event Mr. Johnson is terminated within one (1) year following a change of control of the Company, Mr. Johnson will receive a termination payment equal to twenty-four (24) months of his current base salary.

On September 1, 1999, the Company entered into a Severance Compensation Agreement with Stephen L. Waechter, the Executive Vice President, Chief Financial Officer, Treasurer and Director of Business Services of the Company, the terms of which are generally consistent with the description set forth above. The severance payment is equal to six (6) months of Mr. Waechter's current base salary, plus one (1) month base salary for each year of service with the Company, up to an aggregate maximum of twelve (12) months of his current base salary. In the event Mr. Waechter is terminated within one (1) year following a change of control of the Company, Mr. Waechter will receive a termination payment equal to twelve (12) months of his current base salary.

On July 22, 1999, the Company entered into a Severance Compensation Agreement with Gregory R. Bradford, the Managing Director, CACI Limited, and President, Marketing Systems Group, the terms of which are generally consistent with the description set forth above. The July 1999 agreement superseded a Severance Compensation Agreement dated April 5, 1995, which did not provide for a termination payment in the event of a resignation for "good reason" within one year of the effective date of a change of control. The severance payment is equal to twelve (12) months of Mr. Bradford's current base salary. In the event Mr. Bradford is terminated within one (1) year following a change of control of the Company, Mr. Bradford will receive a termination payment equal to twenty-four (24) months of his current base salary.

On July 22, 1999, the Company entered into a Severance Compensation Agreement with Jeffrey P. Elefante, the Executive Vice President, General Counsel, Secretary and Director of Contract and Administrative Services of the Company, the terms of which are generally consistent with the description set forth above. The July 1999 agreement superseded a Severance Compensation Agreement dated August 29, 1995, which did not provide for a termination payment in the event of a resignation for "good reason" within one year of the effective date of a change of control. The severance payment is equal to twelve (12) months of Mr. Elefante's current base salary. In the event Mr. Elefante is terminated within one (1) year following a change of control of the Company, Mr. Elefante will receive a termination payment equal to twenty-four (24) months of his current base salary.

On November 11, 1998, the Company entered into a Severance Compensation Agreement with Joseph J. Lenz, then President of CACI Products Company, the terms of which are generally consistent with the description set forth above. The severance payment provided for in the agreement was equal to twelve (12) months of Mr. Lenz's current base salary. On December 14, 1999, however, the Company and Mr. Lenz executed an amendment to the agreement eliminating the Company's obligation to pay severance compensation, because Mr. Lenz's separation from the Company was directly related to his employment by Compuware Corporation in connection with the Company's sale of its COMNET products business on December 15, 1999.

COMPANY STOCK PERFORMANCE CHART

The following charts show how $100.00 invested as of June 30, 1995, in shares of the Company's Common Stock would have grown during the five-year period ended June 30, 2000, as a result of changes in the Company's stock price, compared with: (a) $100.00 invested in the Russell 2000 Stock Index, and in the Company-selected peer group of companies ("Company Peer Group"), and (b) $100.00 invested in the Standard & Poor's 500 Stock Index, and in the Standard & Poor's Technology 500 Index (this is the comparison made in previous years' proxy statements).

The Russell 2000 Stock Index was chosen because it represents companies of a more comparable market capitalization (average market capitalization of approximately $580 million as of the June 30, 2000 reconstitution) and consists of 46.2% of companies listed on the NASDAQ Exchange. By contrast, the Standard & Poor's 500 represents the broad market (average market capitalization of $26.6 billion as of August 31, 2000) and consists of only 13.0% of companies listed on the NASDAQ Exchange.

The Company selected the Company Peer Group to reflect its six (6) major lines-of-business. By contrast, the Standard & Poor's Technology 500 Index consists of companies conducting many lines-of-business unrelated to those conducted by the Company. The Company Peer Group consists of the following companies listed by line-of-business. Systems integration: American Management Systems, Inc., BTG Incorporated, Cambridge Technology Partners, Inc., Computer Sciences Corporation, Electronic Data Systems Corporation, Keane, Inc., Titan Corporation, and Unisys Corporation. Engineering services: Comarco, Inc., and VSE Corporation. Managed network services: Network Equipment Technologies, Inc., TRW, Inc., and Titan Corporation. Document technology: F.Y.I. Incorporated. Information assurance: Electronic Data Systems Corporation. E-business: American Management Systems, Inc., Cambridge Technology Partners, Inc., and Keane, Inc.

The historical information set forth below is not necessarily indicative of future performance.

Comparison of Five Year Cumulative Total Return

CACI International Inc, Russell 2000 Index, and Company Peer Group

			June 30
	Base		Index Returns
Company/Index Name	1995	1996	1997	1998	1998	2000

CACI International Inc	$100.00	$128.57	$124.49	$171.93	$183.67	$159.18
Russell 2000 Index	100.00	122.20	139.75	161.26	161.35	182.36
Company Peer Group	100.00	123.46	113.96	144.95	167.00	129.83

Comparison of Five Year Cumulative Total Return

CACI International Inc, S&P 500 Index, and S&P Technology 500

			June 30
	Base		Index Returns
Company/Index Name	1995	1996	1997	1998	1998	2000

CACI International Inc	$100.00	$128.57	$124.49	$171.93	$183.67	$159.18
S&P 500 Index	100.00	126.00	169.72	220.91	271.18	290.84
S&P Technology 500	100.00	119.15	181.14	243.37	401.54	580.31

1996 STOCK INCENTIVE PLAN

During fiscal year 1997, the Company's 1986 Employee Stock Incentive Plan (the "1986 Plan") expired by its terms, for the purpose of any new awards, on September 24, 1996. The Board adopted the 1996 Stock Incentive Plan (the "1996 Plan") to replace the 1986 Plan. The 1996 Plan was approved by a majority vote of the stockholders at the November 14, 1996 Annual Meeting.

The Company's 1996 Plan is intended to advance the best interests of the Company and its subsidiaries by providing key employees who have substantial responsibility for corporate management and growth with additional incentives through the acquisition of Company securities, thereby increasing the personal stake of these key employees in the success of the Company and encouraging them to remain in the employ of the Company and its subsidiaries. In addition, to accomplish these goals, the 1996 Plan is intended to provide additional incentive to highly qualified candidates to accept employment with the Company.

The 1996 Plan is administered by the Board's Compensation Committee. At least twice each fiscal year, the Compensation Committee meets to designate eligible employees, if any, to participate under the 1996 Plan and the type, amount, dates and terms of any grants to be made. The Compensation Committee determines specific grants, subject to the annual limitations permitted under Section 422A of the Internal Revenue Code (the "Code") pertaining to Incentive Stock Options.

Participation in the 1996 Plan may be in the form of an award of (1) options to purchase Common Stock intended to qualify as incentive stock options, as defined in Section 422A of the Code, (2) options not qualifying under Section 422A (i.e., non-qualified options), (3) shares of stock at no cost or at a purchase price set by the Committee, subject to restrictions and conditions determined by the Committee, (4) unrestricted shares of stock at prices set by the Committee, (5) rights to acquire shares of Common Stock upon attainment of performance goals specified by the Committee, and (6) rights to receive cash payments based on or measured by appreciation in the market price of the Common Stock ("Stock Appreciation Rights"). Only non-qualified stock option grants, priced at market on the day of grant, have been awarded under the 1986 Plan and the 1996 Plan.

Awards may be granted under the 1996 Plan to officers, employees and Directors of the Company or any of its subsidiaries. The total number of shares of Common Stock that may be issued pursuant to the 1996 Plan is 1,500,000. No employee may be granted awards under the 1996 Plan, including stock options and stock appreciation rights, with respect to more than 300,000 shares in any calendar year. In fiscal year 2001, the Company amended the 1996 Plan to eliminate references to Stock Appreciation Rights, to eliminate the Committee's authority to reprice previously-granted awards, and to add a cap of One Hundred and Fifty Thousand (150,000) shares of stock awarded, in the aggregate, (i) subject to restrictions and conditions determined by the Committee, (ii) without restrictions, and (iii) upon the attainment of specific performance goals.

APPROVAL OF AMENDMENT TO THE 1996 STOCK INCENTIVE PLAN

Considering the Company's need to continue to have option-based incentives available for award to attract, hire and retain key personnel, the Board has adopted, and recommends that the stockholders approve an amendment to the 1996 Plan to add five hundred fifty thousand (550,000) more shares (approximately 4.8% of shares of Common Stock outstanding as of September 20, 2000) to the number of shares that may be granted under the 1996 Plan.

Pursuant to an announcement of August 2000, the Company has engaged in a stock repurchase program authorizing the acquisition of up to one million (1,000,000) shares of Common Stock, pursuant to which the Company has repurchased two hundred twenty four thousand five hundred (224,500) shares as of September 19, 2000. The Board believes that the potential dilutive effect of increasing the number of shares that may be granted under the 1996 Plan is mitigated by this repurchase program.

At the Annual Meeting, stockholders will vote on whether to approve the proposed amendment. If a quorum is present, the vote of the holders of a majority of the shares of stock and entitled to vote present in person or represented by proxy at the Annual Meeting will be required to approve the proposed amendment.

The Board recommends that stockholders vote FOR the amendment to the 1996 Stock Incentive Plan.

OTHER COMPENSATION PLANS

At various times in the past, the Company has adopted certain broad-based employee benefit plans in which the Executive Officers are permitted to participate on substantially the same terms as other employees who meet applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under these Company plans. For example, in fiscal year 2000, under the CACI $MART PLAN (a deferred compensation plan established pursuant to the provisions of Section 401(k) of the Internal Revenue Code) (the "$MART PLAN"), participants selected from a variety of investment options, including a CACI Common Stock investment option. The $MART PLAN authorizes employees to contribute up to 15% (subject to certain annual limitations and vesting) of their total compensation. The Company provides matching contributions of 50% of the amount of the employee's contribution up to 6% of the employee's total cash compensation. The Company contributions vest over a five-year period. In addition, the Company may make discretionary profit sharing contributions to the $MART PLAN. The CACI Common Stock investment option in the $MART PLAN provides an additional way to link officer and employee interests more directly to that of stockholders. The Company also provides a non-qualified deferred compensation Executive Retirement Plan, which allows officers at the senior vice president level and above to defer up to 8% of their compensation into a tax deferred trust. The Company contributes to a participant's account an amount equal to 5% of compensation that exceeds the current annual compensation limit as set forth in Section 401(a)(17) of the Internal Revenue Code $170,000 for the year 2000. The Company contributions vest over a five-year period. Beginning in fiscal year 2001, the Company will merge the CACI non-qualified deferred compensation Executive Retirement Plan with the QuesTech Deferred Compensation Plans (plans acquired with the Company's acquisition of QuesTech, Inc. in November 1998) to form a revised CACI International Inc Executive Retirement Plan.

OTHER STOCK PLANS

The Company has adopted a variety of stock plans, in which selected Company officers are permitted to participate in order to provide additional compensation to those employees who substantially influence the profitability of the Company, to assist in their retention, and to encourage stock ownership among them. The stock plans are: (1) the CACI Stock Option Restoration Program to allow designated stock option holders to tender currently-owned shares of the Company's Common Stock to cover the cost of exercising a vested stock option and obtain a new grant of options to replace those shares used to pay the cost of the exercise of such vested options. Reload shares are limited to 20% of the shares granted to an executive participant; (2) the CACI Executive Stock Bonus Plan to allow eligible officers to take stock in lieu of cash bonuses annually; and (3) the CACI Officer Stock Deposit Program to allow eligible executive officers to deposit annually a one-time minimum of two thousand five hundred (2,500) shares (up to a maximum cumulative deposit of twenty-five thousand (25,000) shares) of Company stock in a trust account established by the Company to qualify for a Company award of twenty percent (20%) of their deposit amount in non-qualified stock options.

The Company has also adopted stock holding guidelines for senior executives involved in corporate strategy formulation and those in a position to influence overall corporate performance and Company value. Under the CACI Executive Stock Ownership Guidelines Plan, the prescribed levels of ownership must be achieved within three (3) years of Plan establishment, hire into the Company, or promotion to a qualifying executive position. Fifty percent (50%) of the stock must be through personal ownership; the remaining 50% can be achieved through vested options. If stock ownership is not achieved within the guidelines, the executive participant is ineligible to receive stock option awards for a period of one (1) year following the date that the following criteria is met. The stock holding guidelines require that the executive participant own stock valued at a multiple of the executive's base salary as follows:

Executive's Position with the Company	Multiple

Chairman of the Board & Chief Executive Officer	5 x

President	3 x

Subsidiary President/Managing Director; Chief Financial Officer; General Counsel; or Business Group Manager of a $40M+ line-of-business.	2 x

COMPENSATION COMMITTEE REPORT FOR FISCAL YEAR 2000

The Company's executive compensation policies and practices are overseen by the Compensation Committee of the Board of Directors (the "Committee"). In fiscal year 2000 the members of the Committee were Richard L. Leatherwood, Charles P. Revoile, Vincent L. Salvatori, William B. Snyder, Richard P. Sullivan and John M. Toups.(1) Each Committee member is a non-employee Director. Committee actions concerning executive officer compensation are subject to full Board review. Award decisions under the Company's 1996 Employee Stock Incentive Plan, however, are delegated exclusively to the Committee.

(1)	Larry L. Pfirman, who served on the Compensation Committee, resigned from the Board of directors effective June 14, 2000.

Set forth below is the report of the Committee for fiscal year 2000 addressing the Company's executive compensation policies for fiscal year 2000 as they affected (1) Dr. London and (2) Messrs. Bradford, Elefante, Johnson, Lenz, Ross and Waechter, who were the Company's executive officers ("Executive Officers".(1) In addition to what is written in the Executive Compensation Policies section of the report that follows, please note that executive officers are also subject to stock-holding guidelines, as described elsewhere in this Proxy Statement.

(1)
Mr. Ross left the Company in October 1999. Mr. Lenz left the Company in December 1999 in connection with the sale of the Company's COMNET products business to Compuware. Mr. Johnson joined the Company on August 30, 1999.

Executive Compensation Policies

Executive Officers' compensation levels are intended to be fair (but not excessive) and competitive with similar sized companies in the Company's industry. In setting compensation levels, the Committee takes into account both objective and subjective performance criteria, including: (1) the Company's after-tax earnings; (2) actual versus target operating performance in terms of revenue and after-tax earnings; (3) each officer's initiative and contributions to overall performance; (4) achievement of specific, pre-set strategic objectives; (5) managerial ability; and (6) performance of special projects.(2) Incentive compensation programs typically include performance thresholds, below which either no bonus or a significantly reduced bonus is paid. It is the Committee's intent by considering these criteria to tie a significant portion of the Executive Officers' compensation to Company performance.

(2)	The Committee also consiers cost-of-living and expatriate adjustments for Executive Officers serving outside of the united States. At present, Mr. Bradford, Managing Director of CACI Limited, a Company subsidiary in the United Kingdom, is the only Executive Officer serving abroad.

The Company uses stock-based compensation to the Executive Officers as a means of (1) aligning the interests of management with those of the stockholders, and (2) retaining key executives through the use of stock option awards with future exercise dates. The Executive Officers may participate in: (1) the Company's 1996 Employee Stock Incentive Plan; (2) the Stock Option Restoration Program; (3) the Executive Stock Bonus Plan; and (4) the Officer Stock Deposit Program (such Plans are described elsewhere in this Proxy Statement).

Executive Officers also are permitted to participate in certain broad-based employee benefit plans on substantially the same terms as other employees who meet applicable eligibility criteria, subject to any legal limitation placed on the amounts that may be contributed or the benefits that may be payable under such plans. For example, the Company makes matching and profit sharing contributions to the Company's voluntary 401(k) $MART PLAN on behalf of the Executive Officers based on the amount of each Executive Officer's contributions to the $MART PLAN and on the Company's profits for each fiscal year.

Relationship of Executive Compensation to Company Performance

Compensation paid to the Executive Officers in fiscal year 2000 (as reflected in the Summary of Executive Officer Compensation table included in this Proxy Statement) consisted primarily of base salary and performance bonus, along with specific stock option grants (as reflected in the Option Grants During Fiscal Year 2000 table included in this Proxy Statement).

Compensation plans for fiscal year 2000 were developed late in fiscal year 1999 following a review of compensation to ascertain the compensation levels that would be necessary or desirable to maintain the Company's compensation structure on a competitive basis, and to provide appropriate incentive for achieving desired Company performance. Specific performance targets were established and incorporated into fiscal year business plans that were developed by the Executive Officers under the supervision of the Chief Executive Officer and approved by the Board of Directors.

The approved fiscal year business plans were used as the basis for the Company's performance bonus plans, which provided for bonus payments to Executive Officers based on actual versus target operating performance in terms of after-tax earnings for the Company as a whole; and for those Executive Officers in charge of an operating unit, for the Executive Officer's particular unit. These plans provided for (1) no bonus payment for performance below a pre-set minimum profit threshold; (2) payment of a base bonus for performance that exceeded the minimum profit threshold; and (3) payment of an enhanced bonus at increasing percentage levels as performance met or exceeded additional pre-set profit levels.

The Company's incentive compensation plans also allowed for payment of additional compensation on the basis of achievement of (1) specific, pre-set strategic objectives and (2) an evaluation of each Executive Officer's initiative and contribution to overall performance apart from quantitative financial performance. Payments pursuant to such subjective criteria were determined at or close to the end of fiscal year 2000 after discussions among the Committee and, for all Executive Officers other than Dr. London, after discussions between the Committee and Dr. London.

Chief Executive Officer Compensation

The Committee's approach to setting the Chief Executive Officer's compensation, as in the case of the other Executive Officers, is to tie a significant portion of his compensation to Company performance while seeking to be competitive with other similar sized companies in the Company's industry and to provide the Chief Executive Officer with some certainty as to the level of his compensation through base salary. The Committee believes that this approach appropriately rewards the Chief Executive Officer for achievement of Company performance goals.

Dr. London's salary and bonus compensation for fiscal year 2000 was One Million Fifty-Two Thousand Nine Hundred Eighty-Nine Dollars ($1,052,989), an increase of One Hundred Thirty Thousand Seven Hundred Forty-Three Dollars ($130,743) from fiscal year 1999 as a result of the operation of Dr. London's incentive compensation plan applied to the Company's after-tax earnings in fiscal year 2000.

Dr. London's fiscal year 2000 incentive compensation was based on the Company's net after-tax profit, both for individual quarters within the fiscal year and for the fiscal year as a whole. Dr. London was entitled to a bonus based on each quarter's net after-tax profit so long as that profit was equal to or exceeded the net after-tax profit for the same quarter of fiscal year 1999, and a larger, variable bonus upon reaching or exceeding a predetermined threshold net after-tax profit level for the fiscal year. During fiscal year 2000, by operation of the applicable bonus formulae, Dr. London earned Seven Hundred Fifty-Two Thousand Nine Hundred Eighty-Nine Dollars ($752,989) in aggregate incentive compensation for quarterly and annual net after-tax profit results for the fiscal year.

The Committee believes that in view of the Company's performance for the year, Dr. London's compensation for fiscal year 2000 was reasonable.

In June 2000, the Committee and the Board of Directors approved a bonus arrangement for Dr. London for fiscal year 2001 which ties a significant portion of Dr. London's compensation to the achievement by the Company of certain profit results during fiscal year 2001.

RESPECTFULLY SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Richard L. Leatherwood	William B. Snyder	Charles P. Revoile

Vincent L. Salvatori	John M. Toups	Richard P. Sullivan

TRANSACTIONS WITH MANAGEMENT AND OTHERS;
OTHER INFORMATION

On September 1, 1999, the Company entered into a Severance Compensation Agreement with L. Kenneth Johnson, the President of CACI, Inc., which is described in the "Employment Agreements" section of this Proxy Statement.

On September 1, 1999, the Company entered into a Severance Compensation Agreement with Stephen L. Waechter, the Executive Vice President, Chief Financial Officer, Treasurer & Director of Business Services of the Company, which is described in the "Employment Agreements" section of this Proxy Statement.

On July 22, 1999, the Company entered into a Severance Compensation Agreement with Gregory R. Bradford, the Managing Director, CACI Limited, and President, Marketing Systems Group, which is described in the "Employment Agreements" section of this Proxy Statement.

On July 22, 1999, the Company entered into a Severance Compensation Agreement with Jeffrey P. Elefante, the Executive Vice President, General Counsel, Secretary and Director of Contract and Administrative Services of the Company, which is described in the "Employment Agreements" section of this Proxy Statement.

On November 22, 1999, the Company entered into a Special Achievement Bonus Agreement with Joseph J. Lenz, then President of CACI Products Company. The primary reasons for the agreement were to motivate Mr. Lenz to cooperate with Compuware Corporation during due diligence associated with its planned purchase of the Company's COMNET products business, and to devote his best efforts toward an orderly transition of the COMNET products business to Compuware Corporation. The agreement provided for the payment of a bonus in the amount of Seventy Thousand Dollars ($70,000).

On November 24, 1999, the Company entered into a Special Compensation Agreement with Mr. Lenz. The purpose of the agreement was to motivate Mr. Lenz to: (a) continue devoting his best efforts to CACI's business until the December 15, 1999 sale of the Company's COMNET products business to Compuware Corporation, and (b) devote his best efforts as a Compuware employee for a period of time after the sale. The agreement provided for the payment of a bonus in the amount of Three Hundred Thousand Dollars ($300,000).

On December 14, 1999, the Company and Mr. Lenz executed an amendment to Mr. Lenz's Severance Compensation Agreement dated November 11, 1998 (as described in the "Employment Agreements" section of this Proxy Statement). The amendment eliminated the Company's obligation to pay severance compensation to Mr. Lenz under the agreement as of the date that Mr. Lenz executed a severance agreement with Compuware Corporation in December 1999.

On August 10, 1999, the Company executed a Consulting and Separation Agreement with Ronald R. Ross, then President and Chief Operating Officer of the Company, governing all of the terms of Mr. Ross' separation from the Company. The agreement superseded Mr. Ross' Severance Compensation Agreement dated October 1, 1997. The agreement provided for the payment of Twenty Thousand Eight Hundred Thirty-Three Dollars and Thirty-Three Cents ($20,833.33) per month in consulting fees for the twelve months following the date of his separation from the Company on October 2, 1999.

There exist no other transactions with management and others (as defined by applicable regulations), to which the Company or any of its subsidiaries was a party in fiscal year 2000 in which the amount involved exceeds Sixty Thousand Dollars ($60,000).

Legal Proceedings

Information regarding the status of the Company's legal proceedings is included in its Annual Report on Form 10-K and is incorporated herein by reference. Since the date of filing the Form 10-K, there have been no further material developments to the Company's legal proceedings.

RATIFICATION OF AUDITORS

The Board has appointed Deloitte & Touche LLP, Certified Public Accountants, as auditors to examine and report on the Company's financial statements for the fiscal year ending June 30, 2001. At the Annual Meeting, stockholders will vote on whether to ratify the selection of Deloitte & Touche LLP. If a quorum is present, the vote of the holders of a majority of the shares of stock and entitled to vote present in person or represented by proxy at the Annual Meeting will be required to ratify such selection.

Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting. Deloitte & Touche LLP's representatives will have the opportunity to make a statement if they so desire and they will be available to respond to appropriate questions.

The Board recommends that stockholders vote FOR ratification. If circumstances not presently contemplated so require, the Board may, at a later date, reconsider the appointment of Deloitte & Touche LLP, notwithstanding that a majority of shares may be voted to ratify their appointment.

SOLICITATION

The cost of this solicitation of proxies will be borne by the Company. The firm of Morrow & Co., Inc. has been retained to assist in soliciting proxies at a fee not to exceed $6,000 plus expenses. The Company may also reimburse banks, brokers, nominees, and other fiduciaries for postage and reasonable clerical expenses incurred by them in forwarding the proxy material to their principals. Proxies may be solicited without extra compensation by certain Officers, Directors and other employees of the Company, by telephone or telegraph, by personal contact, or by other means.

FUTURE STOCKHOLDER PROPOSALS

In order to be included in the proxy materials for the 2001 Annual Meeting, stockholder proposals must be received by the Secretary of the Company on or before June 15, 2001.

DOCUMENTS INCORPORATED BY REFERENCE

The Company's Annual Report on Form 10-K for the Fiscal Year ended June 30, 2000, filed with the Securities and Exchange Commission on or about September 28, 2000 is incorporated by reference.

OTHER MATTERS

As of this date, the Board knows of no business which may properly come before the meeting other than that stated in the Notice of Meeting accompanying this Proxy Statement. Should any other business arise, proxies given in the accompanying form will be voted in accordance with the discretion of the person or persons named therein.

By Order of the Board of Directors

Jeffrey P. Elefante (Secretary)

Arlington, Virginia
Dated:  October 12, 2000